                                                                Exhibit 10.2

                  MEMBERSHIP INTEREST CONTRIBUTION AGREEMENT

                                by and between

                    Cornerstone Realty Income Trust, Inc.,

                 Cornerstone NC Operating Limited Partnership

                                      and

                               State Street, LLC

                                  dated as of

                              September 30, 2001

Exhibits

Exhibit A             -    Operating Partnership Agreement

Schedules

Schedule 2.1          -    List of Subsidiaries
Schedule 2.2          -    Operating Partnership Units
Schedule 4.4          -    Conflicts of Cornerstone or Operating Partnership
Schedule 5.3          -    Liens on Membership Interests
Schedule 5.4          -    Conflicts of LLC
Schedule 5.7(a)       -    August 31, 2001 Financial Statements
Schedule 5.7(b)       -    Liabilities not Disclosed on August 31, 2001 Balance
                           Sheet
Schedule 5.8          -    Changes Since Balance Sheet Date
Schedule 5.9          -    Litigation
Schedule 5.10         -    Intellectual Property
Schedule 5.11         -    Leases
Schedule 5.12         -    Material Contracts
Schedule 5.13         -    Owned and Leased Real Property
Schedule 5.13(l)           Permitted Liens
Schedule 5.15         -    Governmental Permits and Licenses
Schedule 5.17         -    Employment Agreements and Arrangements
Schedule 5.19              Insurance
Schedule 5.20         -    Bank Accounts
Schedule 5.21         -    Environmental Matters
Schedule 5.22(c)           List of Warranties for Improvements to Real Property
Schedule 6.4          -    Exceptions to Conduct in the Ordinary Course
Schedule 6.4(e)       -    Additional Borrowings
Schedule 6.5          -    Consents
Schedule 6.6          -    Exceptions for Disclosure
Schedule 11.1         -    Officers of Cornerstone with Knowledge
Schedule 11.2         -    Officers of the LLC or the Subsidiaries with
                           Knowledge
Schedule 11.3         -    Indebtedness and Collateral Agreements

                  MEMBERSHIP INTEREST CONTRIBUTION AGREEMENT

     This MEMBERSHIP INTEREST CONTRIBUTION AGREEMENT (the "Agreement"), dated as of September 30, 2001 is entered into by and between Cornerstone Income Realty Trust, Inc., a Virginia corporation ("Cornerstone"), Cornerstone NC Operating Limited Partnership, a Virginia limited partnership (the "Operating Partnership"), and State Street, LLC, a North Carolina limited liability company (the "LLC").

                                    Recitals
                                    --------

     The Operating Partnership desires to acquire from the LLC, and the LLC desires to contribute to the Operating Partnership, for the consideration stated herein, all of the outstanding membership interests of each of the Subsidiaries (as defined herein) on the terms and subject to the conditions set forth herein.

     The LLC desires to acquire from the Operating Partnership, and the Operating Partnership desires to distribute and transfer to the LLC, for the consideration stated herein, the Operating Partnership Units (as defined herein) of the Operating Partnership on the terms and subject to the conditions set forth herein.

                                    Covenants
                                    ---------

     NOW, THEREFORE, in consideration of the foregoing and the premises set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.1 Defined Terms. Certain capitalized terms used herein are defined
         -------------
parenthetically in this Agreement. Capitalized terms used but not defined parenthetically herein are defined in Article X hereto. The meanings assigned to such terms shall be applicable to each use of such terms throughout this Agreement.

     1.2 Singular and Plural; Gender. Whenever appropriate in the context, terms
         ---------------------------
used in this Agreement in the singular also include the plural, and vice versa, and each masculine, feminine or neuter pronoun shall also include the other genders.

     1.3 Meaning of "Including". As used herein, the word "including" shall be
         ---------------------
deemed to mean "including, without limitation," unless otherwise expressly provided in any instance.

     1.4 Headings. The article, section and other headings in this Agreement are
         --------
for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions of this Agreement.

     1.5 Drafting. The parties have participated jointly in the negotiation and
         --------
drafting of this Agreement, and they agree that any ambiguity or question of intent or interpretation that may arise shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                  ARTICLE II

                    MEMBERSHIP INTEREST CONTRIBUTION; CLOSING

     2.1 Contribution of the Membership Interests. On the terms and subject to
         ----------------------------------------
the conditions set forth in this Agreement, the LLC agrees to contribute and deliver to the Operating Partnership, and the Operating Partnership agrees to accept from the LLC (the "Acquisition"), in exchange for the consideration set forth in Section 2.2 below, all of issued and outstanding membership interests (the "Membership Interests") of each of the subsidiaries of the LLC as set forth on Schedule 2.1 (the "Subsidiaries").

     2.2 Consideration. The consideration to be paid by the Operating
         -------------
Partnership to the LLC in connection with the Acquisition shall be the number of Operating Partnership units (the "Operating Partnership Units") set forth in
Schedule 2.2 representing a limited partnership interest in the Operating
------------
Partnership with the rights and preferences as set forth in the Operating Partnership Agreement, a copy of which is attached hereto as Exhibit A. The Operating Partnership Units shall be granted and delivered to the LLC at Closing. In addition to receiving the number of Operating Partnership Units as set forth on Schedule 2.2, the LLC shall also receive a total cash payment of $400,000.00.

     2.3 Completion of Contribution. The closing of the Acquisition (the
         --------------------------
"Closing") shall take place on October 1, 2001 (effective September 30, 2001 at 11:59 P.M.) or such other date that the Operating Partnership and the LLC shall mutually agree upon in writing. The date on which the Closing actually occurs is referred to herein as the "Closing Date"; provided, however that the effective date of the Closing shall be deemed to be September 30, 2001 at 11:59 P.M. In no event shall the Closing take place after October 15, 2001 (the "Drop-Dead Date").

     2.4 Contribution Adjustment.
         -----------------------
         (a) Prior to the Closing, the Subsidiaries shall distribute to the LLC all of the cash assets of the Subsidiaries except the Subsidiaries shall retain sufficient cash to satisfy all accrued expenses and accounts payable accruable through the Closing. To the extent that the Subsidiaries do not have sufficient cash to satisfy all accrued expenses and accounts payable accruals, then the LLC shall contribute such deficit to the Operating Partnership. To the extent that the Subsidiaries have excess cash to satisfy all accrued expenses and accounts payable accruals, then the Subsidiaries shall refund such excess to the LLC. The deficit or excess, as the case may be, shall be referred to as the "Contribution Adjustment."

         (b) The Operating Partnership shall deliver its calculation of the Contribution Adjustment (the "Contribution Adjustment Notice") to the LLC within 30 days of Closing. The LLC may object to the Contribution Adjustment by delivery of a written statement of objections (stating the basis of the objections with reasonable specificity) to Operating Partnership within 10 days following delivery of the Contribution Adjustment Notice. If LLC makes such objection, the Operating Partnership and LLC shall seek in good faith to resolve such differences within 10 days following the delivery of such objections. If LLC does not so object to the Contribution Adjustment within such 10 day period, the Contribution Adjustment shall be considered final and binding upon the parties and the Contribution Adjustment shall be made within 45 days of Closing . If LLC and the Operating Partnership are unable to mutually resolve any disputes with respect to the Contribution Adjustment within the periods described above, the parties shall, within 10 days following the expiration of such periods, engage a mutually agreed upon Mediator (the "Mediator") to act as a Mediator and determine, in accordance with the provisions of this Section 2.4, the appropriate Contribution Adjustment.

         (c) If the Mediator is engaged pursuant to this Section 2.4, then, within 10 days of the engagement, the Mediator shall be furnished with a copy of this Agreement, a letter from LLC describing LLC's position on the disputed amount and a letter from Operating Partnership describing Operating Partnership's position on the disputed amount. Neither party shall make any additional submission except pursuant to the Mediator's written request. The Mediator shall have 30 days to review such documents and such other information as the Mediator deems appropriate. Within such 30-day period, the Mediator will furnish both parties with its written determination with respect to each of the unresolved issues in dispute. In arriving at its determination, the Mediator may select either the LLC's or the Operating Partnership's position, or make its own determination. The determination of the Mediator with respect to the Contribution Adjustment will be final and binding upon the parties and a judgment, based on the Mediator's determination, may be entered into a court of competent jurisdiction. The Contribution Adjustment shall be made within 5 days after the Mediator's determination. The fee of the Mediator shall be borne by the Operating Partnership, if the mediator accepts LLC's position, by the LLC, if the Mediator accepts the Operating Partnership's position, and by the Operating Partnership and LLC equally if the Mediator accepts neither the Operating Partnership's nor the LLC's position. In the process of preparing and reviewing the Contribution Adjustment and conducting of review by either party or the Mediator, each party will grant the other party all reasonable access to the records of the business and any workpapers, including auditor's workpapers, prepared with respect to the Contribution Adjustment.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE LLC

     In order to induce the Operating Partnership to enter into this Agreement and each of the other Acquisition Documents to which it is or shall be a party, and to consummate the transactions contemplated hereby and thereby, the LLC hereby represents and warrants to the Operating Partnership on and as of the date hereof:

     3.1 Organization and Good Standing. The LLC is a North Carolina limited
         ------------------------------
liability company duly organized, validly existing and in good standing under the laws of North Carolina with all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The LLC is qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary except where the failure to be qualified would not have a Material Adverse Effect on the LLC.

     3.2 Power and Authority. The LLC has all the requisite limited liability
         -------------------
company power and authority to execute, deliver and perform this Agreement and the other Acquisition Documents to which it is or shall be a party and to consummate the transactions contemplated hereby and thereby.

     3.3 Due Authorization. The execution, delivery and performance by the LLC
         -----------------
of this Agreement and the other Acquisition Documents to which it is or shall be a party and the consummation of the transactions contemplated hereby and thereby by the LLC have been duly authorized by all necessary limited liability company proceedings.

     3.4 No Conflicts. Neither the execution and delivery by the LLC of this
         ------------
Agreement or the other Acquisition Documents to which it is or shall be a party nor the consummation by the LLC of the transactions contemplated hereby or thereby:

         (a) violates or conflicts with the LLC's Articles of Organization or any other organizational document;

         (b) violates, or conflicts with, or constitutes a default under, or results in a breach of, any term or provision of, or requires any consent (except for those disclosed on Schedule 5.4),
                                                      ------------
               authorization or approval under, any term or provision of any Lien, lease, license or other agreement or instrument to which the LLC or the Subsidiaries are a party or by which it or the Subsidiaries' properties are bound, except to the extent that such circumstance would not reasonably be expected to have or result in a material adverse effect on the ability of the LLC to consummate the Acquisition and the transactions contemplated in the other Acquisition Documents to which it is a party or to carry out its obligations hereunder or thereunder; or

         (c) (i) legally requires the LLC to obtain any Consent from, or make any filing with, any governmental agency, court, body or instrumentality

               (whether federal, state, local or foreign) ("Governmental Authority") or other Person (except for those disclosed on
               Schedule 5.4); or (ii) violates any provision of (x) any Applicable Law or (y) any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree (collectively, "Judgment") to which the LLC is a party or to which it or any of its properties are subject.

     3.5 Enforceability. This Agreement is, and when executed and delivered,
         --------------
each of the other Acquisition Documents to which the LLC is or shall be a party shall be, a valid and binding agreement of the LLC, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors rights generally, and the application of equitable principles (whether considered in a proceeding at law or in equity).

     3.6 Litigation. The LLC is not engaged in, and there is not, to the
         ----------
Knowledge of the LLC pending, nor has the LLC received any written notice of, any Legal Proceeding which would prevent or otherwise inhibit the LLC from consummating the transactions contemplated hereby or carrying out its obligations hereunder or under the other Acquisition Documents to which it is or shall be a party.

     3.7 No Brokers. No broker has acted on behalf of the LLC in connection with
         ----------
this Agreement, the other Acquisition Documents or the transactions contemplated hereby or thereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the LLC or any action taken by the LLC.

     3.8 Securities Law Compliance. The LLC understands and acknowledges that
         -------------------------
the Operating Partnership Units have not been registered under the Securities Act or the state securities or blue sky laws of any jurisdiction, and that the transactions contemplated by this Agreement have not been reviewed by, passed on by or submitted to any federal or state agency or commission. The LLC is acquiring the Operating Partnership Units for its own account, for investment, and not with a view to, or for resale in connection with, a distribution thereof, and the LLC acknowledges that the Operating Partnership Units acquired hereunder cannot be transferred without being registered under the Securities Act or pursuant to a valid exemption therefrom. The LLC represents that it is an "accredited investor" within the meaning of Rule 501(a)(8) and that it has determined that its equity investors are "accredited investors" within the meaning of Rule 501(a).

                                  ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF CORNERSTONE AND THE
                             OPERATING PARTNERSHIP

     In order to induce the LLC to enter into this Agreement and each of the other Acquisition Documents to which it is or shall be a party, and to consummate the transactions contemplated hereby and thereby, Cornerstone and the Operating Partnership hereby jointly and severally represent and warrant to the LLC on and as of the date hereof:

     4.1 Organization and Good Standing. The Operating Partnership is a limited
         ------------------------------
partnership organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Cornerstone is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     4.2 Power and Authority. Cornerstone and the Operating Partnership each
         -------------------
have the requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform this Agreement and the other Acquisition Documents to which it is or shall be a party and to consummate the transactions contemplated hereby and thereby.

     4.3 Due Authorization. The execution, delivery and performance by
         -----------------
Cornerstone and the Operating Partnership of this Agreement and the other Acquisition Documents to which they are or shall be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership proceedings.

     4.4 No Conflicts. Neither the execution and delivery by Cornerstone or the
         ------------
Operating Partnership of this Agreement or the other Acquisition Documents to which they are or shall be a party nor the consummation by them of the transactions contemplated hereby or thereby:

          (a) violates or conflicts with the Operating Partnership's Certificate of Partnership or other organizational document or Cornerstone's Articles of Incorporation, by-laws, or any other organizational document;

          (b) violates, or conflicts with, or constitutes a default under, or results in a breach of, any term or provision of, or requires any consent (except for those disclosed on Schedule 4.4),
                                                      ------------
               authorization or approval under, any term or provision of any Lien, lease, license or other agreement or instrument to which Cornerstone or the Operating Partnership is a party or by which their respective properties are bound, except to the extent that such circumstance would not reasonably be expected to have or result in a material adverse effect on the ability of Cornerstone or the Operating Partnership to consummate the Acquisition and the transactions contemplated in the other Acquisition Documents to which it is a party or to carry out its obligations hereunder or thereunder; or

          (c) (i) legally requires Cornerstone or the Operating Partnership to obtain any Consent from, or make any filing with, any Governmental Authority or other Person (except for those disclosed on Schedule 4.4); or (ii) violates any provision of (x) any Applicable Law or (y) any Judgment to which Cornerstone or the Operating Partnership is a party or to which it or any of its properties are subject.

     4.5 Enforceability. This Agreement is, and when executed and delivered,
         --------------
each of the other Acquisition Documents to which Cornerstone or the Operating Partnership is or shall be a party shall be, a valid and binding agreement of Cornerstone or the Operating Partnership, as the case may be, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors rights generally, and the application of equitable principles (whether considered in a proceeding at law or in equity).

     4.6  Cornerstone Formation of Operating Partnership. Cornerstone represents
          ----------------------------------------------
that the Operating Partnership has engaged in no business except in connection with this Agreement and that the Operating Partnership has no liabilities or obligations to any Person, except pursuant to this Agreement.

     4.7  Litigation. Cornerstone and the Operating Partnership are not engaged
          ----------
in, and there is not, to the Knowledge of Cornerstone pending, nor has Cornerstone received any written notice of, any Legal Proceeding which would prevent or otherwise inhibit Cornerstone or the Operating Partnership from consummating the transactions contemplated hereby or carrying out its obligations hereunder or under the other Acquisition Documents to which it is or shall be a party.

     4.8  No Brokers. No broker has acted on behalf of Cornerstone or the
          ----------
Operating Partnership in connection with this Agreement, the other Acquisition Documents or the transactions contemplated hereby or thereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Cornerstone or the Operating Partnership or any action taken by them.

     4.9       Capitalization.
               --------------
          (a) Cornerstone. The authorized capital stock of Cornerstone consists of (i) Common Shares, no par value, of which 100,000,000 shares are authorized and 47,581,920 shares were issued and outstanding as of September 20, 2001; and (ii) Preferred Shares, no par value, of which 25,000,000 shares are authorized and 127,988 were issued and outstanding as of September 20, 2001 as Series A Convertible Preferred Shares. All shares of Cornerstone to be issued upon conversion of the Operating Partnership Units (as described more fully in the Limited Partnership Agreement) will, at the time of issuance, be duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of any Liens or other encumbrances which would prevent or otherwise encumber the delivery of such shares to the owners of the Operating Partnership Units upon their conversion.

          (b) Operating Partnership. All of the Operating Partnership Units to
              ---------------------
     be delivered to the LLC at the Closing have been duly authorized by all necessary action on the part of the Operating Partnership, and will be validly issued to the LLC. The Operating Partnership Units to be delivered to the LLC at the Closing will be free of any Liens or other encumbrances which would prevent or otherwise encumber the delivery of the Operating Partnership Units to the LLC, and have not been reserved for any other purpose, and such Operating Partnership Units are available for issuance as provided pursuant to this Agreement.

     4.10  Securities Documents. Cornerstone has filed with Securities and
           --------------------
Exchange Commission (the "SEC") each report, registration statement and definitive proxy statement (the "SEC Documents") required to be filed under the Exchange Act since January 1, 2001. As of the time it was filed with the SEC, or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing: (a) each of the SEC Documents complied in all material respects with the applicable requirements of the Exchange Act; and (b) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.11  Operations Since Balance Sheet Date. Since the date of the most
           -----------------------------------
recent balance sheet included in the SEC Documents, Cornerstone and its subsidiaries have conducted business in the ordinary course and in conformity with past practice, except as otherwise disclosed in the SEC Documents.

     4.12  Securities Law Compliance. Each of Cornerstone and the Operating
           -------------------------
Partnership understand and acknowledge that the Membership Interests have not been registered under the Securities Act or the state securities or blue sky laws of any jurisdiction, and that the transactions contemplated by this Agreement have not been reviewed by, passed on by or submitted to any federal or state agency or commission. The Operating Partnership is acquiring the Membership Interests for its own account, for investment and not with a view to, or for resale in connection with, a distribution thereof, and the Operating Partnership acknowledges that the Membership Interests acquired hereunder cannot be transferred without being registered under the Securities Act or pursuant to a valid exemption therefrom.

                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                       THE LLC REGARDING THE TRANSACTION

     In order to induce Cornerstone and the Operating Partnership to enter into this Agreement and each of the other Acquisition Documents to which they are or shall be a party, and to consummate the transactions contemplated hereby and thereby, the LLC hereby represents and warrants to Cornerstone and the Operating Partnership on and as of the date hereof.

     5.1  Organization and Good Standing. The Subsidiaries are limited liability
          ------------------------------
companies duly organized, validly existing and in good standing under the laws of North Carolina.

     5.2  Power and Authority. The LLC and the Subsidiaries have all requisite
          -------------------
limited liability company power and authority to own, operate and lease their properties and to carry on their business as presently conducted by them.

     5.3  Ownership of Interest The LLC owns all of the Membership Interests in
          ---------------------
the Subsidiaries free and clear of any Liens or other encumbrances which would prevent or otherwise encumber the transfer of the Membership Interests (except for those Liens shown on Schedule 5.3).

     5.4 No Conflicts. Except as set forth in Schedule 5.4 hereto, neither the
         ------------
execution and delivery by the LLC of this Agreement or the Acquisition Documents to which it is or shall be a party nor the consummation of the transactions contemplated hereby or thereby:

          (a) violates or conflicts with the operating agreements or other organizational documents of the Subsidiaries.

          (b) violates, or conflicts with, or constitutes a default under, or results in a breach of, any term or provision of, or requires any consent (except for those disclosed on Schedule 5.4), authorization or approval under, any term or provision of any Lien, lease, license or other agreement or instrument to which the Subsidiaries are a party or by which any of them or their properties are bound, except to the extent that such circumstance would not reasonably be expected to have or result in a Material Adverse Effect on such Subsidiary or a material adverse effect on the ability of the LLC to consummate the Acquisition and the transactions contemplated in the other Acquisition Documents to which it is a party or to carry out its obligations hereunder or thereunder; or

          (c) legally requires the Subsidiaries to obtain any Consent from, or make any filing with, any Governmental Authority or other Person (except for those disclosed on Schedule 5.4) or (ii) violates any provision of (x) any Applicable Law or (y) any Judgment to which the Subsidiaries are a party or to which any of them or any of their properties are subject.

     5.5 Investments. Neither the LLC nor the Subsidiaries have granted any
         -----------
Option with respect to any Membership Interest in any of the Subsidiaries to any Person. The Subsidiaries do not have any Investment in any partnership, limited partnership, company, limited liability company or other business entity.

     5.6 Compliance. Neither the LLC nor the Subsidiaries has taken any actions
         ----------
in violation in any material respect of any provision of its respective Articles of Organization and Operating Agreement. Each of the Subsidiaries has complied in all material respects with all Applicable Law. Neither the LLC nor the Subsidiaries has received any written notice that they are in violation or breach of, or in default under, any provision of any Applicable Law or Judgment, or any license, permit, certificate, authorization or other approval of any Governmental Authority applicable to it except as would not have a Material Adverse Effect on the Subsidiaries.

     5.7 Financial Statements.
         --------------------

          (a)  Attached as Schedule 5.7(a) hereto is a true and complete copy of
                           ---------------
               the balance sheet of each of the Subsidiaries prepared on an income tax basis as of August 31, 2001 (the "Balance Sheet Date"), and the related statements of revenue and expense for the eight months then ended also prepared on an income tax basis (the "Financial Statements"). The Financial Statements have been prepared by management of the LLC, and have not been reviewed or audited by independent public accountants. The Financial Statements present fairly, in all material respects, the financial position and results of operations of the Subsidiaries as of the dates and for the periods indicated on the Financial Statements and are consistent with the form historically used by the LLC.

          (b)  Except as disclosed on Schedule 5.7(b) hereto, the LLC has no
                                      ---------------
               liability which is required by federal income tax law to be reflected or reserved on the Financial Statements other than liabilities so reflected, or liabilities incurred in the ordinary course of business since the Balance Sheet Date (none of which would have a Material Adverse Effect on the LLC and the Subsidiaries, taken as a whole).

     5.8 Operations Since Balance Sheet Date. Since the Balance Sheet Date, the
         -----------------------------------
LLC and the Subsidiaries have conducted business in the ordinary course and in conformity with past practice, except as disclosed on Schedule 5.8.

     5.9 Litigation. Except as set forth in Schedule 5.9 hereto, there is not
         ----------
pending, nor to the Knowledge of the LLC, threatened, nor has the LLC or the Subsidiaries received written notice of, any legal action, suit, investigation, inquiry or proceeding by any Governmental Authority or other Person ("Legal Proceeding") against the LLC or the Subsidiaries which, if decided adversely, would have a Material Adverse Effect on the any of the Subsidiaries.

     5.10 Intellectual Property. Each Subsidiary owns or has the right to use
          ---------------------
all of its respective Intellectual Property. Schedule 5.10 sets forth a list of all the Intellectual Property that any Subsidiary does not own but has the right to use. Other than as set forth on Schedule 5.10, no consents of any third party are required for the Subsidiaries to use such listed Intellectual Property after the Acquisition. There are no claims pending against any Subsidiary alleging that its use of any Intellectual Property infringes, misappropriates or otherwise violates the intellectual property or other proprietary rights of any Person and, to the Knowledge of the LLC, no Person is infringing upon the respective rights of any Subsidiary in such Intellectual Property.

     5.11 Leases. The Subsidiaries are the lessees of equipment used by the
          ------
Subsidiaries (collectively, the "Leases"). Schedule 5.11 sets forth a true and
                                           -------------
complete list of the Leases.

     5.12 Material Contracts.
          ------------------

          (a)  Schedule 5.12 identifies all of the following to which the
               -------------
               Subsidiaries are parties or by which the Subsidiaries are bound (collectively, "Material Contracts"):

               (i) each purchase order, agreement or commitment obligating the Subsidiaries to purchase any products or services and providing for an aggregate payment of $1,000 or not cancelable on 60 days notice;

               (ii) all agreements relating to the borrowing of money, or liability for the deferred purchase price of property or services (excluding normal and customary trade payables which are not overdue), or any instrument guaranteeing any indebtedness or other liability or any obligation to incur any indebtedness, including any interest rate swap or other agreement affecting or relating to interest payable by the Subsidiary under any of the foregoing agreements;

               (iii) any joint venture, partnership, strategic alliance or other similar arrangement;

               (iv) any guarantee of the obligations of the suppliers, officers, directors or employees of the Subsidiaries;

               (v) any agreement limiting, in any manner, the ability of the Subsidiaries to engage in any business anywhere in the world (including, without limitation, any agreements with manufacturers or retailers which contain exclusive dealing or similar provisions);

               (vi) any employment, consulting, management, severance or other similar agreement with any Person;

               (vii) any union, collective bargaining, works council or similar agreement; or

               (viii) any other material contract, agreement, commitment, understanding or instrument providing for payments to or from the Subsidiaries.

          (b) Each Material Contract is the valid and binding obligation of the Subsidiaries, as applicable, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency moratorium or other laws affecting the enforcement of creditors' rights generally, and the application of equitable principles (whether considered in a proceeding at law or in equity). None of the Subsidiaries, or to the Knowledge of the LLC any of the other parties thereto, is in breach or default under (including any circumstances that would result in a breach or default with notice or lapse of time or both) any such Material Contract in any material respect, nor has waived any material provision of any such Material Contract or agreed to do so. Neither the LLC nor the Subsidiaries has received any written notice of breach or default (including any written notice of circumstances that would constitute a breach or default with notice or lapse of time or both) or termination under any Material Contract.

          (c) A true, complete and correct copy of each Material Contract, including each agreement and instrument listed on Schedule 11.3,
                                                                 -------------
               has been provided to Cornerstone on or before the Closing Date.

     5.13 Real Property.
          -------------

          (a)  Schedule 5.13 sets forth a list of all real property owned,
               -------------
               leased, occupied or used by the Subsidiaries (the "Real Property"). All title documents, leases and subleases pursuant to which any of the Real Property is owned, occupied or used are set forth on Schedule 5.13 and such titles, leases and subleases are valid, subsisting, binding and enforceable against the LLC or the Subsidiaries, as applicable, in accordance with their respective terms, and there are no existing breaches of a material provision thereof or defaults thereunder by the LLC or the Subsidiaries, as applicable, or to the Knowledge of the LLC any other parties thereto, or events that with notice or lapse of time or both would constitute defaults thereunder by the LLC or the Subsidiaries, as applicable, and no party under any such contract, lease or sublease has given or received a written notice of termination thereunder.

          (b) All Real Property is appropriately zoned under the applicable zoning ordinances of the city, county and state in which such the Real Property is located for current use and its intended use. To the Knowledge of the LLC, there are no proceedings pending or threatened that could or would cause the change, redefinition, or other modification of the zoning classification, or of other legal requirements applicable to the Real Property or any part thereof, or any property adjacent to the Real Property, or any moratorium that could or would in any way impair the use of the Real Property for the operation of apartment complexes.

          (c) All Real Property that has been constructed, is occupied or has been made available for occupancy is and has been used and operated in compliance in all material respects with the zoning, building, health, toxic and hazardous waste, environmental and other laws, codes, ordinances, regulations, orders and requirements of any Governmental Authority having jurisdiction thereof; and all certificates, licenses, permits, authorizations, consents and approvals required by any such Governmental Authority for the continued use, occupancy and operation of the Real Property have been obtained, except for those the failure to obtain would not have a Material Adverse Effect on the LLC or any of the Subsidiaries.

          (d) All improvements located on the Real Property are in good working order and repair (ordinary wear and tear excepted), free from patent defects and have been completed in all material respects in accordance with all applicable zoning, building, fire, health, pollution, subdivision, environmental protection, waste disposal and other governmental laws, ordinances, codes and regulations.

          (e) All work done or materials furnished by or on behalf of the Subsidiaries for construction of or repairs to the improvements located on the Real Property have been paid for in full and there are no claims, existing or otherwise, or rights to claims for, mechanics', materialmen's or vendors liens with respect to any of the Real Property.

          (f) No tenant has paid rent in advance for more than a month and, except as presented in the Rent Roll, no party has any right to rent-free occupancy or rent reductions or concessions. No tenant is in default under their lease (as to rent or otherwise), except for such defaults which would not individually or in the aggregate have a Material Adverse Effect on any of the Subsidiaries. Each lease is in full force and effect, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally, and the application of equitable principles (whether considered in a proceeding at law or in equity. The landlord under the leases is not required to render any services to any tenant except as specifically provided in the leases. There are no parties in possession of the Real Property or entitled to possession thereof other than the Subsidiaries and tenants under the leases listed on Schedule 5.13.

          (g) Neither the LLC nor the Subsidiaries has received any notice or has Knowledge of any pending or threatened condemnation or eminent domain proceedings which would affect any of the Real Property.

          (h) The Real Property has adequate legal access to public roads and all buildings and other improvements are located entirely within the boundary lines of the Real Property. There are no encroachments on the Real Property and no portion of the Real Property is located within any Special Flood Hazard Area designated by the U.S. Department of Housing and Urban Development, or in any area similarly designated by any other Governmental Authority having jurisdiction thereof.

          (i) To the Knowledge of the LLC, there are no unpaid special assessments affecting the Real Property and notice has not been received of any special improvements to be made for the benefit of any of the Real Property or requiring the construction of or repairs to any public rights of way contiguous to any of the Real Property.

          (j) To the Knowledge of the LLC, (i) there are no "hazardous substances" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
               (S)(S)9601 et seq., as amended) at the Real Property; (ii) there has been no release or threat of release of any such hazardous substance; (iii) the Real Property is not subject to regulation by any Governmental Authority as a result of the presence of (A) stored, leaked or spilled petroleum products, (B) underground storage tanks, (C) an accumulation of rubbish, debris or other solid waste, or because of the presence, release, threat of release, discharge, storage, treatment, generation or disposal of any "hazardous waste" (as defined in the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et. seq., as amended), or "toxic substance" (as defined in the Toxic Substance Control Act, 15 U.S.C. (S)2601 et seq., as amended), including without limitation asbestos and items or equipment containing polychlorinated biphenyls (PCBs) in excess of 50 parts per million; (iv) no environmental conditions exist on the Real Property that either (X) requires the owner to report such condition to any authority or agency of the states in which the Real Property is located or (Y) requires the owner of the Real Property to make a notation of such condition in any public records or conveyancing instrument upon the conveyance of the Real Property; and (v) no condition exists that is or may be characterized by any Governmental Authority as an actual or potential danger to the environment or public health.

          (k) To the Knowledge of the LLC, there are no material patent or latent defects in the Real Property or any part thereof.

          (l) Each Subsidiary owns fee simple title to its respective Real Property, free and clear of all Liens, except Permitted Liens and free and clear of encumbrances and other matters of title except as shown on Schedule 5.13(1).
                           ----------------

          (m) There are no pending litigation actions, suits, proceedings or claims with respect to any aspect of the Real Property nor, to the Knowledge of the LLC, have any such actions, suits, proceedings or claims been threatened or asserted.

          (n) All utilities (including, without limitation, water, storm and sanitary sewer, gas, electricity and telephone) are available on the Real Property through private easements or dedicated public easements in capacities sufficient to serve and operate each project. Private drives located upon the Real Property and appurtenant easements have been completed and connect to public roads.

     5.14 Title to Personal Property and Related Matters.
          ----------------------------------------------

          (a) Each Subsidiary has good and marketable title to and possession of all tangible and intangible personal property identified on such Subsidiary's Balance Sheet, free and clear of all Liens, except for Permitted Liens.

          (b) All of the tangible personal property owned or leased by the Subsidiaries is in good operating condition and repair (ordinary wear and tear excepted), is free from significant defects of workmanship or material and is usable and adequate for the operations of the business of the Subsidiaries, and requires no more repair, replacement and rehabilitation than is normal in the LLC's industry. All titles, leases and subleases pursuant to which any such property is owned or leased are valid, subsisting, binding and enforceable against the Subsidiaries, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally, and the application of equitable principles (whether considered in a proceeding at law or in equity) and there are no existing breaches of a material provision thereof or defaults thereunder by the Subsidiaries, or to the Knowledge of the LLC any of the other parties thereto, or events that with notice or lapse of time or both would constitute defaults thereunder by the Subsidiaries, or to the Knowledge of the LLC any of the other parties thereto, and no party under any such contract, lease or sublease has given or received a written notice of termination thereunder.

     5.15 Governmental Permits. Schedule 5.15 hereto contains a list of all
          --------------------  -------------
franchises, licenses, permits, certificates, authorizations, rights and approvals of Governmental Authorities (collectively, "Governmental Permits") held by the Subsidiaries in connection with the operation of its business. Each Governmental Permit held by the Subsidiaries has been duly and validly issued and is in full force and effect, and neither the LLC or the Subsidiaries has received any written notice that any proceeding to revoke, cancel, encumber or adversely affect in any manner any such Governmental Permit listed on
Schedule 5.15 has been initiated or is threatened. Other than the Governmental
-------------
Permits set forth on Schedule 5.15, no other Governmental Permits are necessary
                     -------------
to continue to conduct business in the manner currently conducted.

     5.16 Taxes and Tax Returns.
          ---------------------

          (a) The LLC and the Subsidiaries have timely filed all of their United States, Federal and state tax returns required to be filed by them as of the date hereof (or have timely filed for extensions with the appropriate taxing authorities with respect to such tax returns). The LLC and the Subsidiaries have paid or made provision for the payment of all taxes, including any interest, penalty or addition thereto (whether or not such taxes are required to be shown on such tax returns), except where payment of any such taxes is being contested in good faith by appropriate proceedings.

          (b) There is no audit or examination now pending, with respect to which the owner of the LLC, the LLC or the Subsidiaries has been notified in writing, regarding any material tax returns, the failure to file any material tax returns, or any material tax liability of any of the following: (i) LLC, (ii) the Subsidiaries, or (iii) the owner of the LLC if such item is related to the LLC or the Subsidiaries. None of the owner of the LLC, the LLC or the Subsidiaries has waived any statute of limitations in respect of any material taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

          (c) All taxes required to be deposited, withheld or collected have been so deposited, withheld or collected, and such deposit, withholding or collection has either been paid to the respective governmental agencies or set aside in accounts for such purpose or secured and reserved against and entered on the LLC's or the Subsidiaries' financial statements.

          (d) There are no Liens for taxes on any properties or assets of the Subsidiaries (other than Liens for taxes which are not yet due and for which adequate reserves have been made on the Financial Statements).

          (e) Neither the LLC nor the Subsidiaries is a party to or bound by or obligated under any tax sharing, tax benefit or similar agreement.

     5.17 Employees.
          ---------

          (a)  Except as described on Schedule 5.17, the Subsidiaries have no
                                      -------------
               employees and are not a party to any written or oral employment contract, agreement, commitment or arrangement.

          (b) None of the Subsidiaries is a party to or subject to (i) any labor union or collective bargaining agreement with respect to any of its employees or any representative of any such employees,
               (ii) any material labor or employment dispute, and (iii) to the Knowledge of the LLC, no labor union or bargaining agent or representative holds bargaining rights with respect to any of the Subsidiaries' employees or to the Knowledge of the LLC and the Subsidiaries, has applied or indicated an intention to apply to be elected, recognized or certified as the bargaining agent of any of their employees.

     5.18 Employee Benefit Matters.
          ------------------------

          (a) Neither the LLC nor the Subsidiaries maintain or contribute to or have any obligation or liability to or with respect to any employee benefit plans, programs, arrangements or employment contracts, bonus arrangements, stock option, incentive plans or other benefit plans or practices, including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (including any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code) (such plans, programs, arrangements or practices of the LLC and its Subsidiaries being referred to as the "Employee Plans").

          (b) Neither the LLC nor the Subsidiaries are obligated to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as contemplated by Section 280G of the Code.

     5.19 Insurance. Schedule 5.19 hereto sets forth a list of all policies or
          ---------  -------------
binders of insurance maintained, owned or held by the LLC and the Subsidiaries covering the Subsidiaries which are in effect. Such policies and binders are in full force and effect and all premiums required to be paid thereunder on or prior to the date hereof have been paid and all such premiums required to be paid on or prior to the Closing Date shall have been paid on or prior to such date. The LLC and the Subsidiaries have complied in all material respects with each of such insurance policies and binders. Neither the LLC nor the Subsidiaries have received any written notice of cancellation or nonrenewal of any such policy or binder.

     5.20 Bank Accounts. Schedule 5.20 hereto sets forth the name of all bank
          -------------  -------------
accounts, lock-boxes, safe deposit boxes, money market funds, certificates of deposit, stocks, bonds, notes and other securities in the name of or owned or controlled by the Subsidiaries and the names of all persons authorized to draw thereon or to have access thereto. None of the Subsidiaries has granted a power of attorney in favor of any Person.

     5.21 Environmental Laws. Except as set forth in Schedule 5.21, (i) none of
          ------------------                         -------------
the Subsidiaries' operations are in violation of or delinquent under any Environmental Laws in any material respect, nor is there any consent decree, consent order, fine or penalty, or similar document relating to any violations of any Environmental Law to which the LLC or the Subsidiaries are a party relating to any property or facility currently or previously owned, leased or operated by the Subsidiaries; (ii) to the Knowledge of the LLC, there are no circumstances or conditions existing that would prevent or interfere with carrying on the business of the Subsidiaries as it is currently conducted in compliance with Environmental Laws; (iii) the Subsidiaries have obtained all material Permits required to be obtained by them under all Environmental Laws; and (iv) there is no Environmental Claim related to or arising out of the Subsidiaries' past or present operations pending or, to the Knowledge of the LLC and the Subsidiaries, threatened against any of the Subsidiaries, their assets, properties, facilities or businesses and the LLC and the Subsidiaries have not received a request for information under the Environmental Laws.

     5.22 Miscellaneous.
          -------------

          (a) The LLC and the Subsidiaries are residents of the United States pursuant to the Code.

          (b) The Subsidiaries have not guaranteed the obligations of the LLC to any third party except as will be released at Closing.

          (c) Schedule 5.22(c) sets forth a true and complete list of all warranties in favor of the Subsidiaries with respect to improvements located on the Real Property or tangible personal property of the Subsidiaries, all of which warranties are in full force and effect.

     5.23 Full Disclosure. None of the representations and warranties of the LLC
          ---------------
made in this Article contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                  ARTICLE VI

                                   COVENANTS

     6.1 Access and Information. Subject to the provisions of this Section 6.1,
         ----------------------
from the date hereof until the Closing Date, or if earlier, the date of termination of this Agreement pursuant to Article X, the LLC and the Subsidiaries shall to afford to the Operating Partnership and to the Operating Partnership's officers, employees, accountants, counsel, lenders and other authorized representatives reasonable access, upon reasonable notice to the LLC and the Subsidiaries, to their facilities, properties, books and records during normal business hours for the purpose of making such investigations as the Operating Partnership shall reasonably desire in connection with the completion of the transactions contemplated hereby.

     6.2 Supplemental Information. From time to time prior to the Closing Date,
         ------------------------
the LLC and the Subsidiaries will promptly advise Operating Partnership if any matter arises hereafter which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in this Agreement or the Schedules, or if it becomes necessary to correct any information in any such Schedule which has become inaccurate.

     6.3 Further Assurances. Consistent with the terms and conditions hereof,
         ------------------
each party hereto will execute and deliver such instruments and take such other actions as the other parties hereto may reasonably require or request in order to carry out this Agreement and the other Acquisition Documents and the transactions contemplated hereby and thereby and use commercially reasonable efforts to cause the conditions precedent to the Closing to occur and/or not fail to occur.

     6.4 Conduct of Business Prior to the Closing Date. The LLC and the
         ---------------------------------------------
Subsidiaries agree that from the date hereof and prior to the Closing Date, and except (i) as set forth in Schedule 6.4 hereto, (ii) otherwise consented to or
                           ------------
approved by an authorized officer of the Operating Partnership (such consent or approval not to be unreasonably withheld) or (iii) as required by this
Agreement:

          (a) the business of the LLC and the Subsidiaries shall be conducted in the ordinary course;

          (b) no change shall be made in the Articles of Organization or Operating Agreements of the Subsidiaries;

          (c) neither the LLC nor the Subsidiaries shall enter into nor terminate, amend, release or modify any Material Contract concerning the operations or assets of the Subsidiaries;

          (d) neither the LLC nor the Subsidiaries will take, agree to take, or do anything in the conduct of its business which would be contrary to or in material breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of the LLC or the Subsidiaries contained herein to be or become untrue in any material respect or which would result in a Material Adverse Effect to any of the Subsidiaries; and

          (e) Except for the indebtedness set forth on Schedule 6.4(e), the Subsidiaries shall not incur any indebtedness for borrowed money, prepay any outstanding indebtedness for borrowed moneys on a "term loan" basis (except for scheduled payments or required pre-payments of outstanding debt), or adopt or agree to adopt any new employee benefit plan except as required by applicable law or terminate the employment or contract of any employee or contractor or accrue any liability beyond the Closing Date for severance.

     6.5 Consents. Following the execution hereof, the LLC and the Subsidiaries
         --------
shall use commercially reasonable efforts to obtain all Consents prior to the Closing Date including those shown on Schedule 6.5. Cornerstone and the Operating Partnership shall use commercially reasonable efforts to assist the LLC and the Subsidiaries in obtaining all Consents prior to the Closing Date. In addition, Cornerstone and the Operating Partnership shall take all commercially reasonable actions to cause the lenders to the Subsidiaries to release all guarantors or "key principals" of indebtedness shown in Schedule 11.3. Notwithstanding any provisions in this Agreement to the contrary, nothing in this Agreement will be deemed to constitute a transfer or attempted transfer of any Governmental Permit or contract which by its terms or under Applicable Law requires the Consent of a third party (including, without limitation, a Governmental Authority) unless such Consent shall have been obtained.

     6.6 Public Announcements.
         --------------------

          (a) The Operating Partnership and the LLC and the Subsidiaries shall not, and shall each cause their respective managers, managing partners, officers, employees and other authorized representatives not to, prior to the Closing Date, issue any press release or make any other public disclosure or announcement or otherwise make any disclosure to any third Persons, except those Persons set forth on Schedule 6.6, concerning the
                                          ------------
               transactions contemplated by this Agreement or the terms and provisions hereof.

          (b) Should any press release or other public disclosure be required to be made, then the party required to make such release or disclosure shall not make such release or disclosure without first using its commercially reasonable efforts to obtain the prior consent of the other parties hereto as to both the timing and content of such press release or public disclosure, which consent shall not be unreasonably withheld.

     6.7 Tax Matters. The following provisions shall govern the allocation of
         -----------
responsibility between the Operating Partnership and the LLC and the Subsidiaries for certain tax matters following the Closing Date:

          (a) The LLC and the Subsidiaries will include the income of the LLC and the Subsidiaries on the LLC's federal income tax return and corresponding state tax returns for all periods through the Closing Date and pay any federal and state income taxes attributable to such income. The LLC and the Subsidiaries will furnish tax information to Operating Partnership for inclusion in Operating Partnership's federal income tax return for the period that includes the Closing Date in accordance with the LLC's past custom and practice. The owner of the LLC and the LLC will take no position on such returns that would adversely affect the Operating Partnership after the Closing Date.

          (b) The LLC agrees to indemnify the Operating Partnership for any additional tax owed by the Subsidiaries (including tax owed by Subsidiaries due to this indemnification payment) resulting from any transactions not in the ordinary course of business occurring on or before the Closing Date and any additional tax arising from any action taken by or at the direction of the LLC.

          (c) The income (loss) of the LLC and the Subsidiaries shall be apportioned to the period up to and including the Closing Date by closing the books of the Subsidiaries as of the Closing Date.

     6.8 Resignations of Managers and Officers. At the Closing, the Subsidiaries
         -------------------------------------
shall cause the resignations of all Managers and Officers of the Subsidiaries as requested by the Operating Partnership. Concurrent with the Closing, Cornerstone shall offer employment to all of the on-site managers listed in Schedule 6.8. Such managers who elect to become employees of Cornerstone shall be deemed to have become employees of Cornerstone as of the time the Closing becomes effective contingent, to the extent permitted by law, upon successful completion after Closing of Cornerstone's standard conditions precedent to employment, including without limitation, Cornerstone's drug and alcohol testing. At the Closing, the Operating Partnership will be entitled to ownership and possession of all the records of the Subsidiaries, including in particular, but without limitation, their minute books, corporate seals, if any, financial and tax records, intellectual property records, employee information, leases, material contracts and all records relating to litigation matters.

     6.9 Registration.
         ------------

          (a) Before the date on which the Operating Partnership Units may be converted into shares of Cornerstone pursuant to the Limited Partnership Agreement (the "Conversion Date"), Cornerstone shall file a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect (i) to issuance of any such shares on conversion of the Operating Partnership Units and (ii) resales by the LLC of such shares. Cornerstone shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after the filing thereof. Cornerstone shall promptly prepare and file any amendments (including post-effective amendments) and supplements to the Registration Statement and to the prospectus included therein (the "Prospectus") as may be necessary to keep the Registration Statement continuously current and effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of the shares (the "Registered Shares") covered by such registration statement for the period required to effect the distribution of the Registered Shares, provided that such obligation shall expire when such shares may be sold by the LLC pursuant to Rule 144(k) under the Securities Act. The LLC shall furnish to Cornerstone such information regarding itself and the distribution of the Registered Shares covered by the Registration Statement as Cornerstone may from time to time reasonably request in writing and as shall be required under the Securities Act.

          (b) Cornerstone shall notify the LLC and confirm such advice in writing (i) when the filing of any post-effective amendment to the Registration Statement or supplement to the Prospectus is required, when the same is filed and, in the case of the Registration Statement and any post-effective amendment, when the same becomes effective, (ii) of any request by the Securities and Exchange Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and (iii) of the entry of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, and, if such stop order shall be entered, Cornerstone shall use its best efforts promptly to obtain the lifting thereof.

          (c) Cornerstone shall furnish to the LLC, at Cornerstone's expense, such number of copies of the final Prospectus and of each post-effective amendment or supplement thereto, as may reasonably be required in order to facilitate the disposition of the Registered Shares in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, but only while Cornerstone is required under the provisions hereof to cause the Registration Statement to remain effective.

          (d) Cornerstone shall use its best efforts to register or qualify such shares under such other securities or "blue sky" laws of such jurisdictions as the LLC reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the LLC to consummate the disposition in such jurisdictions of the Registered Shares (provided that Cornerstone shall not be required to (i) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 6.9, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction).

          (e) Cornerstone shall take all steps necessary to enable the LLC to avail itself of the prospectus delivery mechanism set forth in Rule 153 under the Securities Act or any successor thereto.

          (f) If any event, fact or circumstance requiring an amendment to the Registration Statement or a supplement to the Prospectus shall exist, Cornerstone shall, upon becoming aware thereof, promptly so notify the LLC and prepare and furnish to the LLC, and file with the Securities and Exchange Commission, a post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated by reference therein, or file any other required document, so that, as thereafter delivered to the purchasers of Registered Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     6.10 Indemnification and Contribution with Respect to the Registration
          -----------------------------------------------------------------
Statement.
---------

          (a)  By Cornerstone. In connection with the registration under the
               --------------
               Securities Act of the Registered Shares for resale pursuant to
               Section 6.9, Cornerstone shall indemnify and hold harmless the LLC against any losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) ("Losses"), to which it may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, in any preliminary Prospectus (if used prior to the effective date of the Registration Statement) or in any final Prospectus or in any post-effective amendment or supplement thereto (if used during the period Cornerstone is required to keep the Registration Statement effective) including any document incorporated therein by reference (the "Disclosure Documents"), or (2) any omission or alleged omission to state in any of the Disclosure Documents a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (3) any violation of any federal or state securities laws or rules or regulations thereunder committed by Cornerstone in connection with the performance of its obligations under Section 6.9; and Cornerstone will reimburse the LLC for all legal and other expenses reasonably incurred by it in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality with respect to any offering of Registered Shares for resale pursuant to Section 6.9, including any amounts paid in settlement of any action, suit, arbitration, proceeding, litigation or investigation (collectively "Litigation"), commenced or threatened, provided, however, that Cornerstone shall not be liable to an indemnified party in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or omission or alleged omission made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to Cornerstone by the LLC for use therein, or (ii) the use of any Prospectus after such time as Cornerstone has advised the LLC in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or the use of any Prospectus after such time as the obligation of Cornerstone to keep the same current and effective has expired.

          (b)  By LLC. In connection with the registration under the Securities
               ------
               Act of the Registered Shares for resale pursuant to Section 6.9, the LLC shall indemnify and hold harmless Cornerstone, each of its directors, each of its officers who have signed the Registration Statement, and each other person, if any, who controls Cornerstone within the meaning of Section 15 of the Securities Act against any Losses to which such indemnified party may become subject under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to Cornerstone by or on behalf of the LLC for use therein; (ii) the use by or on behalf of the LLC of any Prospectus after such time as Cornerstone has advised the LLC in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or after such time as the obligation of Cornerstone to keep the Registration Statement effective and current has expired, or
               (iii) any information given or representation made by or on behalf of the LLC in connection with the resale of Registered Shares which is not contained in and not in conformity with the Prospectus (as amended or supplemented at the time of the giving of such information or making of such representation); and the LLC shall reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality relating to any such claims with respect to any offering of the Registered Shares pursuant to Section 6.9, including any amounts paid in settlement of any Litigation, commenced or threatened.

          (c)  Notice. If a third party commences any action or proceeding
               ------
               against an indemnified party related to any of the matters subject to indemnification under Section 6.10(a) or (b) hereof, such indemnified party shall promptly give notice to the indemnifying party in writing of the commencement thereof, but failure so to give notice shall not relieve the indemnifying party from any liability which it may have hereunder unless the indemnifying party is prejudiced thereby.

          (d)  Control of Defense. The indemnifying party shall be entitled to
               ------------------
               control the defense or prosecution of such claim or demand in the name of the indemnified party, with counsel satisfactory to the indemnified party, if it notifies the indemnified party in writing of its intention to do so within 30 days of its receipt of the notice from the indemnified party, subject, however, to the right of the indemnified party to participate therein through counsel of its own choosing, which participation shall be at the indemnified party's expense; provided, however, that if (i) the indemnified party shall have reasonably concluded that there are likely to be defenses available to it that are different from or additional to those available to the indemnifying party, or (ii) the indemnifying party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time then in either case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party and the indemnified shall have the right to employ separate counsel at the indemnifying party's expense and to control its own defense of such action. Whether or not the indemnifying party chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith.

          (e)  Contribution. If the indemnification provided for in subsections
               ------------
               (a) or (b) of this Section 6.10 is unavailable to or insufficient to hold the indemnified party harmless under subsections (a) or
               (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) Cornerstone or the LLC and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)  Limitation of Liability of the LLC. The indemnification
               ----------------------------------
               obligation under Section 6.10(b), and the contribution obligation under Section 6.10(d), of the LLC shall be limited to the amount of net proceeds received by the LLC upon the resale of Registered Shares under the Registration Statement.

          (g)  Application. The provisions of Article IX shall not be applicable
               -----------
               to Section 6.9 and this Section 6.10.

     6.11 Financial Information. LLC acknowledges that Cornerstone is a public
          ---------------------
entity and that it may be required to furnish financial statements to the Securities and Exchange Commission in connection with the Acquisition. LLC agrees to make the information available for Cornerstone to audit the last 12 months of operation of the Subsidiaries so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

                                  ARTICLE VII

                       CLOSING CONDITIONS AND DELIVERIES

     7.1 Conditions to the Operating Partnership's Consummation of the
         -------------------------------------------------------------
Acquisition. The obligation of the Operating Partnership to consummate the
-----------
Acquisition shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, each of which may be waived by the Operating Partnership:

          (a) Each of the representations and warranties of the LLC and the Subsidiaries contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall be correct in all material respects as of such date).

          (b) Each of the obligations of the LLC and the Subsidiaries to be performed by it on or before the Closing Date pursuant to the terms of this Agreement, shall have been duly performed and complied with in all material respects.

          (c)  All Consents shall have been obtained.

          (d) No Judgment prohibiting the transactions contemplated by this Agreement or the other Acquisition Documents shall have been entered by a Governmental Authority with proper jurisdiction which remains in effect, and no Legal Proceeding shall have been instituted by any Governmental Authority challenging this Agreement or the Acquisition or the other transactions contemplated by this Agreement or the other Acquisition Documents.

          (e) The LLC shall have duly executed and delivered the Operating Partnership Agreement in substantially the form attached as Exhibit A.

          (f) The LLC and the Subsidiaries shall have tendered to the Operating Partnership all documents which the LLC and the Subsidiaries is required by Section 6.8 to deliver to the Operating Partnership.

          (g) The LLC and the Subsidiaries shall have tendered to the Operating Partnership all documents and the Membership Interest required by
               Section 2.1.

          (h) A rent roll (the "Rent Roll") certified by the LLC to be true and correct in all material respects as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Real Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of the tenant.

     7.2 Conditions to the LLC's Consummation of the Acquisition. The obligation
         -------------------------------------------------------
of the LLC to consummate the Acquisition shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, each of which may be waived by the LLC:

          (a) Each of the representations and warranties of Cornerstone and the Operating Partnership contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date.

          (b) Each of the obligations of Cornerstone and the Operating Partnership to be performed by it on or before the Closing Date pursuant to the terms of this Agreement, shall have been duly performed and complied with in all material respects.

          (c)  All Consents shall have been obtained.

          (d) No Judgment prohibiting the transactions contemplated by this Agreement or the other Acquisition Documents shall have been entered by a Governmental Authority with proper jurisdiction which remains in effect, and no Legal Proceeding shall have been instituted by any Governmental Authority challenging this Agreement or the Acquisition or the other transactions contemplated by this Agreement or the other Acquisition Documents.

          (e) Cornerstone shall have duly executed and delivered the Operating Partnership Agreement in substantially the form attached as Exhibit A.

          (f) The Operating Partnership shall have tendered to the LLC all documents and the Operating Partnership Units required by Section 2.2.

                                 ARTICLE VIII

                                    CLOSING

     8.1 Closing. The Closing shall take place on the Closing Date as set forth
         -------
in Section 2.3. The Closing shall be held at the offices of the McGuireWoods LLP, or any other place the Operating Partnership and the LLC shall mutually agree. At the Closing, each of the parties shall take all action and deliver all documents, instruments, certificates, agreements and other items as required under this Agreement in order to perform, fulfill and observe all covenants, conditions and agreements on its part to be performed, fulfilled and observed at or prior to the Closing Date (and not theretofore accomplished) and cause all conditions precedent to the other party's obligations hereunder to be satisfied in full.

     8.2 Closing Documents.
         -----------------

          (a) At the Closing, the LLC shall deliver to the Operating Partnership all of the following:

               (i) the Membership Interests, together with duly executed instruments of assignment and transfer;

               (ii) a certificate from or on behalf of the LLC certifying that the conditions set forth in Section 7.1 have been satisfied by the LLC;

               (iii) written resignations (as contemplated in Section 6.8) from the managers, officers and other employees of the Subsidiaries that are requested by the Operating Partnership; and

               (iv) The resolutions of the LLC granting the Membership Interest to the Operating Partnership.

          (b) At the Closing, the Operating Partnership shall deliver to the LLC the following:

               (i) a certificate from the Operating Partnership certifying that the conditions set forth in Section 7.2 have been satisfied by the Operating Partnership; and

               (ii) The resolutions of the Operating Partnership, together with duly executed instruments of assignment and transfer, granting the Operating Partnership Units to the LLC.

                                  ARTICLE IX

                                INDEMNIFICATION

     9.1 Indemnification of Operating Partnership. The LLC hereby agrees to
         ----------------------------------------
indemnify, defend and hold harmless Cornerstone, the Operating Partnership and the Operating Partnership Subsidiaries and their managers, officers, employees, independent contractors, agents, successors and assigns (collectively, the "Operating Partnership Parties") from and against any and all liabilities, losses, costs or expenses which any of the Operating Partnership Parties may suffer or for which any of the Operating Partnership Parties may become liable and which are based on, the result of, arise out of or are otherwise related to any of the following:

          (a) any inaccuracy or misrepresentation in, or breach of any representation or warranty of the LLC contained in this Agreement or schedules hereto or any certificate furnished by the LLC or the Subsidiaries pursuant to this Agreement;

          (b) any breach or failure of the LLC to perform any covenant or agreement required to be performed by the LLC or the Subsidiaries pursuant to this Agreement (except with respect to Section 6.9 and Section 6.10);

          (c) all liabilities of the Subsidiaries that relate to or arise out of the assets, business, operations, conduct or employees of the Subsidiaries relating to or accruing out of occurrences prior to the Closing Date; and

          (d) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees (collectively, "Related Expenses"), incident to any of the foregoing (collectively, "Operating Partnership Indemnifiable Claims").

     9.2 Indemnification of LLC. Cornerstone and the Operating Partnership each
         ----------------------
hereby agree to indemnify, defend and hold harmless the LLC and its owners, managers, officers, employees, independent contractors, agents, successors and assigns (collectively, the "LLC Parties") from and against any and all liabilities, losses, costs or expenses which any of the LLC Parties may suffer or for which any of the LLC Parties may become liable and which are based on, the result of, arise out of or are otherwise related to any of the following:

          (a) any inaccuracy or misrepresentation in, or breach of any representation or warranty of Cornerstone or the Operating Partnership contained in this Agreement or any schedule hereto or any certificate furnished by Cornerstone or the Operating Partnership pursuant to this Agreement;

          (b) any breach or failure of Cornerstone or Operating Partnership to perform any covenant or agreement required to be performed by Operating Partnership pursuant to this Agreement (except with respect to Section 6.9 and Section 6.10); and

          (c) any and all Related Expenses incident to any of the foregoing (collectively, "LLC Indemnifiable Claims").

     9.3 Third Party Claims. The obligation of an indemnifying party to
         ------------------
indemnify another party to this Agreement under the provisions of this Article with respect to claims resulting from the assertion of liability by Persons not parties to this Agreement (including governmental claims for penalties, fines and assessments) shall be subject to the following terms and conditions:

          (a) The indemnified party shall give prompt written notice to the indemnifying party of any assertion of liability by a third party which might give rise to a claim for indemnification, which notice shall state the nature and basis of the assertion and the amount thereof, to the extent known, provided, however, that no delay on the part of the indemnified party in giving notice shall relieve the indemnifying party of any obligation to indemnify unless (and then solely to the extent that) the indemnifying party is prejudiced by such delay.

          (b) If any action, suit or proceeding (a "Legal Action") is brought against an indemnified party with respect to which the indemnifying party may have an obligation to indemnify, the Legal Action shall be defended by the indemnifying party and such defense shall include all proceedings and appeals which counsel for the indemnified party shall reasonably deem appropriate.

          (c) Notwithstanding the provisions of the previous subsection of this Article, until the indemnifying party shall have assumed the defense of any such Legal Action, the defense shall be handled by the indemnified party. Furthermore, (i) if the indemnified party shall have reasonably concluded that there are likely to be defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party;
               (ii) if the indemnifying party fails to provide the indemnified party with evidence reasonably acceptable to the indemnified party that the indemnifying party has sufficient financial resources to defend and fulfill its indemnification obligation with respect to the Legal Action; (iii if the Legal Action involves other than money damages and seeks injunctive or other equitable relief; or (iv) if a judgment against the indemnified party will, in the good faith opinion of the indemnified party, establish a custom or precedent which will be materially adverse to the best interests of its continuing business, the indemnifying party shall not be entitled to assume the defense of the Legal Action and the defense shall be handled by the indemnified party. If the defense of the Legal Action is handled by the indemnified party under the provisions of this subsection, the indemnifying party shall pay all legal and other expenses reasonably incurred by the indemnified party in conducting such defense.

          (d) In any Legal Action initiated by a third party and defended by the indemnifying party (i) the indemnified party shall have the right to be represented by advisory counsel and accountants, at its own expense, (ii) the indemnifying party shall keep the indemnified party fully informed as to the status of such Legal Action at all stages thereof, whether or not the indemnified party is represented by its own counsel, (iii) the indemnifying party shall make available to the indemnified party, and its attorneys, accountants and other representatives, all books and records of the indemnifying party relating to such Legal Action and (iv) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of the Legal Action.

          (e) In any Legal Action initiated by a third party and defended by the indemnifying party, the indemnifying party shall not make any settlement of any claim without the written consent of the indemnified party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the indemnified party or its assets, employees or business, or relief which the indemnified party reasonably believes could establish a custom or precedent which will be adverse to the best interests of its continuing business.

     9.4 Limitation on Indemnities.
         -------------------------

          (a) Any provision of this Agreement to the contrary notwithstanding, no claim for indemnification by an indemnified party against an indemnifying party pursuant to this Article IX for any inaccuracy or misrepresentation in, or breach of any representation or warranty shall be valid and capable of assertion unless and until the aggregate amount of all claims against the indemnifying party exceeds $100,000 (the "Basket Amount"), but then the indemnified party may seek indemnification for the full amount of such claims.

          (b) Any provision of this Agreement to the contrary notwithstanding, the maximum amount for which an indemnifying party may be liable to the indemnified party hereunder for any inaccuracy or misrepresentation in, or breach of any representation or warranty shall not exceed, in the aggregate, the sum of $11,576,526 ("Cap Amount").

          (c) Notwithstanding anything to the contrary herein, no indemnified party shall be subject to the Basket Amount or the Cap Amount in seeking indemnification from an indemnifying party involving fraud or willful or intentional misrepresentations.

          (d) In the event that the LLC is the indemnifying party hereunder, the LLC shall have the option of transferring Operating Partnership Units to the Operating Partnership in partial or complete satisfaction of claims. The parties shall seek to treat any such claim which is satisfied through the transfer of Operating Partnership Units as a unit adjustment rather than a separate independent taxable event.

     9.5 Survival. The representations and warranties of Cornerstone and the
         --------
Operating Partnership in Article III and the LLC in Articles IV and V hereof shall survive for a period of 36 months after the Closing Date, except that the representations and warranties of the LLC in Sections 3.2, 3.3, 3.5, 5.3, 5.13(l) and 5.14(a) shall survive indefinitely and the representations and warranties of the LLC in Sections 5.16 and 5.21 shall survive for the applicable statute of limitations.

                                   ARTICLE X

                                  TERMINATION

     10.1 Termination Events. This Agreement may be terminated and the
          ------------------
transactions contemplated hereby may be abandoned:

          (a) At any time, by the mutual written agreement of the Operating Partnership and the LLC;

          (b) By either the Operating Partnership or the LLC, upon written notice to the other, if the conditions to its obligations set forth in Sections 7.1 and 7.2, respectively, shall not have been satisfied or waived on or before the Drop Dead Date for any reason other than a breach or default by such terminating party of its respective covenants, agreements or other obligations hereunder, or any of its representations or warranties herein not being true and accurate when made or when otherwise required by this Agreement to be true and accurate in all material respects;

          (c) By the Operating Partnership by reason of a material breach or default by the LLC under this Agreement and provided that the Operating Partnership has not materially breached or defaulted hereunder and has performed or stands ready, willing and able to perform, its obligations under this Agreement in all material respects; provided that, if the breach or default by the LLC is capable of being cured, the LLC shall have had 30 days following notice of such breach or default to cure, and such breach or default shall not have been cured; or

          (d) By the LLC by reason of a material breach or default by the Operating Partnership under this Agreement and provided that the LLC has not materially breached or defaulted hereunder and has performed or stands ready, willing and able to perform, its obligations under this Agreement in all material respects; provided that, if the breach or default by the Operating Partnership is capable of being cured, the Operating Partnership shall have had 30 days following notice of such breach or default to cure, and such breach or default shall not have been cured.

     10.2 Manner of Exercise. In the event of the termination of this Agreement
          ------------------
by either the Operating Partnership or the LLC pursuant to this Article X, notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by the Operating Partnership or the LLC.

     10.3 Effect of Termination. In the event of the termination and abandonment
          ---------------------
of this Agreement, the obligations of the parties under Section 12.1 shall survive any such termination. If this Agreement is terminated pursuant to
Section 10.1(a), no party shall have any liability for any costs, expenses, loss of anticipated profits or any further obligation for breach of warranty or otherwise to any party to this Agreement. Any termination of this Agreement pursuant to Sections 10.1(b), 10.1(c) or 10.1(d) shall be without prejudice to any other rights or remedies of the respective parties.

                                  ARTICLE XI

                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the meaning assigned thereto in this Article (or the meaning assigned thereto in the referenced Section or Article of this Agreement):

     "Acquisition" shall have the meaning assigned thereto in Section 2.1 of this Agreement.

     "Acquisition Documents" shall mean this Agreement and all documents executed in connection with this Agreement.

     "Affiliate" shall mean, with respect to any Person, any other Person or entity which shall be directly or indirectly controlling or controlled by or under common control with such Person. For purposes of this Agreement, a particular Person shall be deemed to control another entity if that Person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" shall have the meaning assigned thereto in the introduction to this Agreement and as the same may be amended from time to time in accordance with its terms.

     "Applicable Law" shall mean any Federal, state, local or foreign code, law, ordinance, regulation, reporting or licensing requirement, rule or statute applicable to a Person or its assets, properties, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Authority.

     "Balance Sheet Date" shall have the meaning assigned thereto in Section 5.7(a) of this Agreement.

     "Basket Amount" shall have the meaning assigned thereto in Section 9.4(a) of this Agreement.

     "Cap Amount" shall have the meaning assigned thereto in Section 9.4(b) of this Agreement.

     "Closing" shall have the meaning assigned thereto in Section 2.3 of this Agreement.

     "Closing Date" shall have the meaning assigned thereto in Section 2.3 of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all final or temporary rules and regulations promulgated thereunder, and all published and generally applicable rulings entitled to precedential effect, in each case to the extent such rules, regulations or rulings are effective and applicable.

     "Consents" shall mean the consents, permits, approvals and authorizations of Governmental Authorities and other Persons necessary to transfer the Membership Interests to the Operating Partnership or the Operating Partnership Units to the LLC or otherwise to consummate the transactions contemplated by this Agreement.

     "Contribution Adjustment" shall have the meaning assigned thereto in
Section 2.4(a) of this Agreement.

     "Contribution Adjustment Notice" shall have the meaning assigned thereto in
Section 2.4(b) of this Agreement.

     "Conversion Date" shall have the meaning assigned thereto in Section 6.9(a) of this Agreement.

     "Disclosure Documents" shall have the meaning assigned thereto in Section 6.10(a) of this Agreement.

     "Drop-Dead Date" shall have the meaning assigned thereto in Section 2.3 of this Agreement.

     "Employee Plans" shall have the meaning assigned thereto in Section 5.18 of this Agreement.

     "Environmental Claim" means any claim, demand, complaint, action, suit proceeding, investigation or notice by any Person alleging potential liability arising out of, based on, or relating to Environmental Laws.

     "Environmental Laws" means all federal, state, and local laws (including, without limitation, common law), statutes, ordinances, judgments, decrees, agreements with any Governmental Authority, licenses, permits, rules and regulations relating to pollution or the environment or occupational or worker health and safety including, without limitation, laws, statutes, ordinances, judgments, decrees, agreements with any Governmental Authority, licenses, permits, rules and regulations relating to the release of any Hazardous Material at any location or otherwise relating to the use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

     "Governmental Authority" shall have the meaning assigned thereto in Section 3.4(c) of this Agreement.

     "Governmental Permit" shall have the meaning assigned thereto in Section
5.15 of this Agreement.

     "Hazardous Material" means any material, substance or compound regulated under Environmental Laws.

     "Intellectual Property" shall mean all right, title and interest in and to all trade names, trademarks, and service marks, along with the goodwill appurtenant to any of the foregoing, and all domain names, copyrights, trade secrets (including client and vendor lists), and other information, data and materials developed by or on behalf of the Subsidiaries, but only to the extent that any Subsidiary has used such Intellectual Property in, or that such Intellectual Property is necessary to, the conduct of such Subsidiary's ownership or operation of its business as such business is presently being conducted.

     "Investments" shall mean any (a) investment in shares of capital stock, evidence of indebtedness or other securities issued by any other Person, (b) loan, advance or extension of credit to, or contribution to the capital of, any other Person, (c) purchase of the securities or business of any other Person or commitment to make such purchase, and (d) other investment in any other Person.

     "Judgment" shall have the meaning assigned thereto in Section 3.4(c) of this Agreement.

     "Knowledge of Cornerstone" shall mean the actual knowledge after reasonable inquiry of the officers of Cornerstone listed on Schedule 11.1.

     "Knowledge of the LLC" shall mean the actual knowledge after reasonable inquiry of the Managers or Officers of the LLC and the Subsidiaries listed on
Schedule 11.2.

     "Legal Action" shall have the meaning assigned thereto in Section 9.3(b) of this Agreement.

     "Legal Proceeding" shall have the meaning assigned thereto in Section 5.9 of this Agreement.

     "Lien" shall mean (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or upon the income or profits therefrom, (b) any right of redemption, put or call option or other right to sell or acquire any property, or (c) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease).

     "Litigation" shall have the meaning assigned thereto in Section 6.10(a) of this Agreement.

     "Losses" shall have the meaning assigned thereto in Section 6.10(a) of this Agreement.

     "Material Adverse Effect" in respect of a Person shall mean any material adverse effect on the business, assets, properties, condition (financial or other) or results of operations of such Person, taken as a whole together with any subsidiary, or on the ability of such Person to consummate the Acquisition or to carry out the other transactions contemplated by this Agreement and the other Acquisition Documents.

     "Material Contract" shall have the meaning assigned thereto in Section 5.12(a) of this Agreement.

     "Mediator" shall have the meaning assigned thereto in Section 2.4(b) of this Agreement.

     "Membership Interests" shall have the meaning assigned thereto in Section
2.1 of this Agreement.

     "Operating Partnership Units" shall have the meaning assigned thereto in
Section 2.2 of this Agreement.

     "Options" shall mean, with respect to any Person, securities or other rights or interests which are convertible into or exchangeable or exercisable for shares of capital stock of such Person, or any other options, warrants, rights, contracts, commitments, understandings or arrangements or claims of any character pursuant to which such Person is or may become bound to issue, transfer, sell, repurchase or otherwise acquire or retire any shares of capital stock of such Person or any Membership Interests.

     "Permitted Lien" shall mean (a) liens for taxes and assessments or governmental charges or levies not at the time due or the validity of which is currently being contested in good faith by appropriate proceedings, for which adequate reserves have been recorded on the books and financial statements in accordance with federal income tax law, (b) liens incurred in the ordinary course of business in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith by appropriate proceedings, for which adequate reserves have been recorded on the books and financial statements, (c) liens incidental to the conduct of the business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, individually or in the aggregate, materially detract from the value of the property or materially impair the use thereof in the operation of the business, (d) liens arising out of this Agreement or any other Acquisition Document to which the Operating Partnership is or shall be a party, and (e) indebtedness and collateral obligations set forth in Schedule 11.3.

     "Person" shall mean a natural person, a sole proprietorship, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, an institution, a government or any department, division or agency thereof, and any other entity.

     "Prospectus" shall have the meaning assigned thereto in Section 6.9(a) of this Agreement.

     "Real Property" shall have the meaning assigned thereto in Section 5.13(a) of this Agreement.

     "Registered Shares" shall have the meaning assigned thereto in Section 6.9(a) of this Agreement.

     "Registration Statement" shall have the meaning assigned thereto in Section 6.9(a) of this Agreement.

     "Rent Roll" shall have the meaning assigned thereto in Section 7.1(h) of this Agreement.

     "SEC" shall have the meaning assigned thereto in Section 4.1 of this Agreement.

     "SEC Documents" shall have the meaning assigned thereto in Section 4.1 of this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Subsidiaries" shall have the meaning assigned thereto in Section 2.1 of this Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Expenses. Each of the parties hereto shall bear its own costs, fees
          --------
and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees, commissions and expenses (including, without limitation, all filing, printing, copying, mailing, telephone, transportation and delivery charges) payable to brokers, finders, investment bankers, consultants, exchange, transfer or paying agents, attorneys, accountants and other professionals, whether or not the transactions contemplated by this Agreement are consummated.

     12.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT CONSIDERATION OF PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS.

     12.3 Notices. All notices, requests, demands or other communications made
          -------
pursuant to this Agreement shall be in writing in the English language and shall be deemed to have been duly given upon receipt when delivered personally, by mail, by courier, by facsimile, telegram, telex or similar means of communication (in all instances other than delivery by mail with confirmation by mail to be provided by the party giving notice) to the recipient party, to the following addresses:

                    If to Cornerstone or the Operating Partnership:

                    Cornerstone Realty Group, Inc.
                    306 East Main Street
                    Richmond, Va  23219
                    Facsimile:  (804) 782-9302
                    Attention:  Gus G. Remppies

                    with a copy to:

                    McGuireWoods LLP
                    901 East Cary Street
                    Richmond, VA  23219
                    Facsimile:  (804) 698-2259
                    Attention: James W. C. Canup, Esq.

                    If to State Street LLC:

                    State Street Companies, Inc., Manager
                    211 East Boulevard
                    Charlotte, NC  28203
                    Facsimile:  (704) 372-3704
                    Attention:  Jeffery W. Kentner, President

                    with copy to:

                    Womble Carlyle Sandridge & Rice, PLLC
                    200 West Second Street
                    Winston-Salem, NC 27102
                    Facsimile:  (336) 721-3660
                    Attention:  C. Mark Wiley, Esquire

Any party may change its address for purposes of this Section 12.3 by notice to the others of such change in the manner specified above. Notices, requests, demands or other communications shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (postage prepaid, return receipt requested), upon the earlier of actual delivery or three business days after being mailed, (iii) if delivered by overnight courier or similar service, upon delivery, or (iv) if given by facsimile, upon receipt of confirmation of transmission by facsimile; provided that if such notices or other communications would otherwise be deemed given on a day which is not a business day, the delivery shall be deemed the first business day following such day.

     12.4 Assignment; Successors. This Agreement and all of the provisions
          ----------------------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, either in whole or in part, without the prior written consent of the other parties hereto.

     12.5 Annexes; Entire Agreement. The Schedules and Exhibits hereto
          -------------------------
constitute an integral part of this Agreement. This Agreement and the other Acquisition Documents constitute the entire and sole agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior or contemporaneous understanding, agreements, representations or warranties, whether oral or written, with respect to the subject matter hereof and thereof.

     12.6 Severability. Any provision of this Agreement which may be determined
          ------------
by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12.7 Time. Subject to any required notice and the lapse of any applicable
          ----
cure periods, time is of the essence of this Agreement with respect to each and every provision of this Agreement in which time is specifically expressed to be a factor.

     12.8 Modification, Amendment, Waiver. No modification or amendment of any
          -------------------------------
provision of this Agreement shall be effective unless approved in writing by the parties to the Agreement. No party shall be deemed to have waived compliance by any other party with any provision of this Agreement unless such waiver is in writing, and the failure of any party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the rights of any party thereafter to enforce such provisions in accordance with their terms. No waiver of any provision of this Agreement shall be deemed to be a waiver of any other provision of this Agreement. No waiver of any breach of any provision of this Agreement shall be deemed the waiver of any subsequent breach thereof or of any other provision of this Agreement.

     12.9 Counterparts; Facsimile. This Agreement may be executed in any number
          -----------------------
of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts will be deemed to be an original, shall be construed together and shall constitute one and the same instrument. Photostatic or facsimile reproductions of this Agreement may be made and relied upon to the same extent as originals.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                    CORNERSTONE REALTY
                    INCOME TRUST, INC.

                    By:
                        --------------------------------
                         Name:
                         Title:

                    CORNERSTONE NC OPERATING
                    LIMITED PARTNERSHIP

                    By:
                        --------------------------------
                         Name:
                         Title:

                    STATE STREET, LLC

                    By:
                        --------------------------------
                         Name:
                         Title: